Exhibit 99.1
Saga Communications, Inc.
Reports 1st Quarter 2007 Results
Contact:
Samuel D. Bush
313/886-7070
Grosse Pointe Farms, MI — May 9, 2007 — Saga Communications, Inc. (NYSE-SGA) today reported net operating revenue for the three month period increased 2.2% from the comparable period in 2006 to $31.9 million, operating income decreased 20.7% to $3.6 million and station operating expense increased 5.2% to $26.0 million (station operating expense includes depreciation and amortization attributable to the stations). Net income decreased 52.0% to $740 thousand ($.04 per fully diluted share) for the quarter ended March 31, 2007 compared to $1.5 million ($.07 per fully diluted share) for 2006. Free cash flow decreased to $859 thousand for the quarter from $1.9 million for the comparable period last year. On a same station basis for the year, net operating revenue increased 2.0% to $31.8 million, operating income decreased 20.0% to $3.6 million and station operating expense increased 4.8% to $25.9 million.
For the quarter, even with a $284 thousand reduction in gross political revenue, the company’s net operating revenue increased $692 thousand. Station operating expenses increased $1.3 million for the quarter, $722 thousand of which was related to our decision to continue to invest in the future of our business with additional advertising and promotion expense as well as additional sales compensation expense. In addition, $165 thousand of the increase in station operating expense was due to an increase in our health care costs. Adjusted for these specific expense increases our overall station operating expenses increased 2%.
Capital expenditures in the first quarter of 2007 were approximately $2.4 million with approximately $923 thousand being spent as a result of acquisitions and $160 thousand was as a part of our ongoing HD Radio conversions. Capital expenditures in the first quarter of 2006 were approximately $2.0 million with approximately $400 thousand being spent as a result of acquisitions. We continue to expect our 2007 annual capital expenditures to be $10.0 million compared to $10.5 million in 2006.
The attached Selected Supplemental Financial Data table discloses “as reported,” “same station” and “pro forma” information by segment. The “as reported” amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The “same station” amounts reflect only the results of operations for stations that we owned for the entire comparable period. The “pro forma” amounts assume the 2007 and 2006 acquisitions and dispositions occurred as of January 1, 2006.
Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information and free cash flow. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations and as a primary measure for incentive based compensation of executives and other members of management. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Financial Data Non-GAAP Disclosures tables.
Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 59 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. As previously disclosed, the Company has entered into agreements to acquire an FM station serving the Asheville, NC radio market and an AM station and a FM station serving the Courtland, NY radio market. The closing of this transaction is subject to receiving FCC approval. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.
Saga’s first quarter 2007 results conference call will be on Wednesday, May 9 at 2:00 PM. The dial in number for domestic calls is 800/762-6568. For international callers the number is 480/248-5088. The call can be replayed for 7 days by calling domestically 800/475-6701 or internationally 320/365-3844 and referring to access code 872223. Thereafter, a transcript of the call will be available on our website.
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2007 and 2006
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Operating Results
Net operating revenue	$31,883	$31,191
Station operating expense	25,995	24,703
Corporate general and administrative	2,316	1,981

Operating income	3,572	4,507
Interest expense	2,297	2,277
Other expense (income), net	35	(355)

Income before income tax	1,240	2,585
Income tax expense	500	1,060

Net income	$740	$1,525

Earnings per share
Basic	$0.04	$0.07

Diluted	$0.04	$0.07

Weighted average common shares	20,221	20,480
Weighted average common shares and common shares equivalents	20,242	20,503

Free Cash Flow
Net income	$740	$1,525
Plus: Depreciation and amortization:
Station	1,895	1,931
Corporate	47	48
Deferred tax provision	270	460
Non-cash compensation	286	230
Other expense (income), net	35	(355)
Less: Capital expenditures	(2,414)	(1,967)

Free cash flow	$859	$1,872

Balance Sheet Data
Working capital	$18,544	$24,222
Net fixed assets	74,146	69,621
Net intangible assets and other assets	211,929	206,116
Total assets	318,564	312,061
Long term debt (including current portion of $0 and $0, respectively)	131,911	141,911
Stockholders’ equity	137,306	127,610

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2007 and 2006
(amounts in 000’s except per share data)
(Unaudited)

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006

Consolidated
Net operating revenue	$31,883	$31,191	$31,814	$31,191	$31,883	$31,191
Station operating expense	25,995	24,703	25,894	24,703	25,995	24,703
Corporate general and administrative	2,316	1,981	2,316	1,981	2,316	1,981

Operating income	3,572	4,507	$3,604	$4,507	3,572	4,507
Interest expense	2,297	2,277			2,297	2,277
Other expense (income), net	35	(355)			35	(355)
Income tax expense	500	1,060			500	1,060

Net income	$740	$1,525			$740	$1,525

Earnings per share:
Basic	$0.04	$0.07			$0.04	$0.07

Diluted	$0.04	$0.07			$0.04	$0.07

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006

Radio Segment
Net operating revenue	$27,893	$27,280	$27,824	$27,280	$27,893	$27,280
Station operating expense	22,513	21,415	22,412	21,415	22,513	21,415

Operating income	$5,380	$5,865	$5,412	$5,865	$5,380	$5,865

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006

Television Segment
Net operating revenue	$3,990	$3,911	$3,990	$3,911	$3,990	$3,911
Station operating expense	3,482	3,288	3,482	3,288	3,482	3,288

Operating income	$508	$623	$508	$623	$508	$623

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006

Depreciation and Amortization by Segment
Radio Segment	$1,506	$1,539	$1,473	$1,539	$1,506	$1,539
Television Segment	389	392	389	392	389	392
Corporate and Other	47	48	47	48	47	48

	$1,942	$1,979	$1,909	$1,979	$1,942	$1,979

(1)	Pro Forma results assume all acquisitions and dispositions in 2006 and 2007 occurred as of January 1, 2006.

Saga Communications, Inc.
Selected Supplemental Financial Data
Quarterly Proforma Information
March 31, 2007 and 2006
(amounts in 000’s except per share data)
(Unaudited)

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2007	2006	2006	2006	2006

Consolidated
Net operating revenue	$31,883	$31,191	$37,745	$35,791	$38,219
Station operating expense	25,995	24,703	26,369	25,761	27,563
Corporate general and administrative	2,316	1,981	2,499	2,225	2,165
Other operating income	—	—	—	—	(312)

Operating income	3,572	4,507	8,877	7,805	8,803
Interest expense	2,297	2,277	2,355	2,375	2,372
Other expense (income), net	35	(355)	(215)	(75)	145
Income tax expense	500	1,060	2,749	2,241	2,615

Net income	$740	$1,525	$3,988	$3,264	$3,671

Earnings per share:
Basic	$0.04	$0.07	$0.19	$0.16	$0.18

Diluted	$0.04	$0.07	$0.19	$0.16	$0.18

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2007	2006	2006	2006	2006

Radio Segment
Net operating revenue	$27,893	$27,280	$33,418	$31,402	$33,174
Station operating expense	22,513	21,415	22,960	22,300	23,952
Other operating income	—	—	—	—	(312)

Operating income	$5,380	$5,865	$10,458	$9,102	$9,534

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2007	2006	2006	2006	2006

Television Segment
Net operating revenue	$3,990	$3,911	$4,327	$4,389	$5,045
Station operating expense	3,482	3,288	3,409	3,461	3,611

Operating income	$508	$623	$918	$928	$1,434

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2007	2006	2006	2006	2006

Depreciation and Amortization by Segment
Radio Segment	$1,506	$1,539	$1,536	$1,494	$1,719
Television Segment	389	392	414	409	458
Corporate and Other	47	48	48	48	50

	$1,942	$1,979	$1,998	$1,951	$2,227

(1)	Pro Forma results assume all acquisitions and dispositions in 2006 and 2007 occurred as of January 1, 2006.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2007 and 2006
(amounts in 000’s)
(Unaudited)
Reconciliation of As-Reported (Historical) Information to Same Station Operating Income

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2007	Period	2007	2006	Period	2006

Consolidated
Net operating revenue	$31,883	$(69)	$31,814	$31,191	—	$31,191
Station operating expense	25,995	(101)	25,894	24,703	—	24,703
Corporate general and administrative	2,316	—	2,316	1,981	—	1,981

Operating income	$3,572	$32	$3,604	$4,507	—	$4,507

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2007	Period	2007	2006	Period	2006

Radio Segment
Net operating revenue	$27,893	$(69)	$27,824	$27,280	—	$27,280
Station operating expense	22,513	(101)	22,412	21,415	—	21,415

Operating income	$5,380	$32	$5,412	$5,865	—	$5,865

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2007	Period	2007	2006	Period	2006

Television Segment
Net operating revenue	$3,990	—	$3,990	$3,911	—	$3,911
Station operating expense	3,482	—	3,482	3,288	—	3,288

Operating income	$508	—	$508	$623	—	$623